Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8-K of our report dated February 7, 2011, relating to the consolidated financial statements of Flight Landata, Inc. and Subsidiary as of December 31,2010 and 2009.

Katz, Nannis + Solomon, PC, formerly d/b/a Levine, Katz, Nannis + Solomon, PC

Needham, Massachusetts
October 13, 2011